UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.__)

____________________________

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Canoo Inc.

_____________________________________________________________

(Name of Registrant as Specified In Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

CANOO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CANOO INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 16, 2021 at 8:00 a.m. local time at the Dallas/Fort Worth Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177. The meeting will be held for the following purposes:

1.     To elect the three nominees for director named herein to hold office until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.     To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

3.     To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 23, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 16, 2021 at 8:00 a.m. local time at the Dallas/Fort Worth Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177.

The proxy statement, proxy card and annual report to stockholders for 2020 are available at http://www.cstproxy.com/GOEV/2021

By Order of the Board of Directors

Hector Ruiz
General Counsel and Secretary

April 29, 2021

Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote via the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CANOO INC.

i

CANOO INC.

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 16, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Canoo Inc. (sometimes referred to as the “Company” or “Canoo”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting in person to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy through the internet.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Most of our stockholders holding their shares in “street name” will not receive paper copies of our proxy materials (unless requested) and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice, from the brokerage firms, banks or other agents holding their accounts. All “street name” stockholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a notice regarding the Internet availability of proxy materials?

We are providing stockholders of record who are holding shares in their own name and stockholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice. We intend to mail a full set of proxy materials on or about May 7, 2021 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 16, 2021 at 8:00 a.m. local time at the Dallas/Fort Worth Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177. Directions to the annual meeting location may be found at https://www.marriott.com/hotels/maps/travel/dfwmc-dallas-fort-worth-marriott-hotel-and-golf-club-at-champions-circle/.

If you plan to attend the meeting in person, please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m. Each stockholder in attendance may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. All attendees will be expected to comply with any health and safety rules instituted in connection with the COVID-19 pandemic, including the wearing of facemasks and proper social distancing. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. Information on how to vote in person at the annual meeting is discussed below.

Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 23, 2021 will be entitled to vote at the annual meeting. On the record date, there were 237,501,489 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 23, 2021 your shares were registered directly in your name with Canoo Inc.’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy through the internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 23, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting.

What am I voting on?

There are two matters scheduled for a vote:

•        Election of three directors (Proposal 1); and

•        Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal as to ratification of independent registered public accounting firm of the Company, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the annual meeting, vote by proxy using the enclosed proxy card or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.

•        To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•        To vote prior to the annual meeting (until 11:59 p.m. Eastern Time on June 15, 2021), you may vote via the Internet (including via your mobile device) at http://www.cstproxy.com/GOEV/2021; or by completing and returning your proxy card or voting instruction form, as described below.

•        To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•        To vote through the Internet prior to the meeting, go to http://www.cstproxy.com/GOEV/2021 and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the enclosed proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 15, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Canoo Inc. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director, and “For” Proposal 2. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, or more than one Notice, or combination thereof, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy through the internet.

•        You may send a timely written notice that you are revoking your proxy to Canoo Inc.’s Secretary at 19951 Mariner Avenue, Torrance, California 90503.

•        You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2022 (the “2022 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to the Company’s Corporate Secretary at 19951 Mariner Avenue, Torrance, California 90503 by approximately January 7, 2022.

If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by submitting your proposal in writing which must be received by the Corporate Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting no earlier than the close of business on February 16, 2022 and no later than the close of business on March 18, 2022. The notice must contain the information required by our Bylaws. In the event that the date of the 2022 Annual Meeting is not within 30 days before or after June 16, 2022, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to 2022 Annual Meeting or the closing of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. An abstention will be counted towards the vote total for Proposal 2 and will have the same effect as an “Against” vote. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for any of those proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes (plurality); withheld votes will have no effect.	Not applicable	No effect
2	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	“For” votes from the holders of a majority of voting power of the shares present in person or represented by proxy and entitled to vote generally on the subject matter	Against	Not applicable(1)

____________

(1)      This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 237,501,489 shares outstanding and entitled to vote. Thus, the holders of 118,750,745 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Canoo’s annual report on Form 10-K, and letter to stockholders are available, or will be made available when published, at http://www.cstproxy.com/GOEV/2021.

PROPOSAL 1

Election of Directors.

Canoo Inc.’s Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three directors in the class whose term of office expires in 2021. Each of the nominees listed below, except for Ms. von Storch, is currently a director of the Company who was previously elected by the stockholders. Ms. von Storch was recommended for nomination to the Board’s Nominating and Corporate Governance Committee by Tony Aquila, our Executive Chairman and Chief Executive Officer. If elected at the annual meeting, each of these nominees would serve until the 2024 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Canoo Inc. Each person nominated the for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting, either in person or virtually. Prior to the completion of our Business Combination (defined below) in December 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”), our predecessor, was a special-purpose acquisition company, or SPAC, with limited operations. HCAC did not hold a formal annual meeting of stockholders in 2020, but instead held a special meeting of stockholders (in lieu of an annual meeting), which was attended by two members of the HCAC Board of Directors: Daniel Hennessy, HCAC’s chief executive officer, and Greg Ethridge, HCAC’s chief financial officer and a member of the Company’s current Board. Except for Greg Ethridge, no other member of our current Board was serving as a director of HCAC’s Board of Directors at the time of the 2020 special meeting of stockholders.

Information About Board Nominees

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee identifies and evaluates nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. Among the factors that are considered, the Committee weighs whether nominees to the Board provide the integrity, experience, knowledge, skills, judgment, and level of commitment appropriate for the Company. To provide a mix of experience and perspective on the Board, the Committee also takes into account geographic, gender, age, racial and ethnic diversity to promote a Board that offers a wide breadth of perspectives and that can be both reflective of and responsive to the diverse makeup of the Company’s employees, customers and partners.

The following is a brief biography of each nominee for director and each director whose term will continue after the annual meeting. The biographies include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to recommend that person as a nominee for continued service on the Board.

Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting

Debra von Storch.    Ms. von Storch has served as a member of the Board since January 2021. Since January 2020, Ms. von Storch has served as a director of CSW Industrials (NASDAQ: CSWI), an industrial products and specialty chemicals company. From 1982 to July 2020, Ms. von Storch served in various roles including Partner and Southwest Region Growth Markets Leader at Ernst & Young LLP, a multinational professional services firm. Ms. von Storch holds a Bachelor of Business Administration in Finance and Accounting from the University of North Texas.

The Nominating and Corporate Governance Committee believes that Ms. von Storch is qualified to serve on the Board based on her experience in advising entrepreneurs and as a partner at a leading global accounting and advisory firm.

Foster Chiang.    Mr. Chiang has served as a member of the Board since December 2020, and prior to this, served as a director of Legacy Canoo from December 2017 to December 2020. From May 2016 to August 2020, Mr. Chiang served as the Vice Chairman of TPK Holding Co. Ltd., a leading touch solution provider listed on the Taiwan Stock Exchange (TWSE 3673), and as its Director of Business Strategy and Development from March 2013 to April 2016. Mr. Chiang has served as a director of TES Touch Embedded Solutions (Xiamen) Co., Ltd. (SHE 003019), a leading company in interactive monitor and computer industry, since March 2013, and as a member of the Board of Trustees of the Taft School, a private college-preparatory school, since September 2017. Mr. Chiang holds a Bachelor of Science in Economics — Finance and Accounting, a Bachelor of Science in International Studies, a Master of Arts in International Studies and a Master of Business Administration, all from The Wharton School of the University of Pennsylvania.

The Nominating and Corporate Governance Committee believes that Mr. Chiang is qualified to serve on the Board based on his business experience as a vice chairman of a publicly listed company, his investing experience and his long-standing relationship with us.

Greg Ethridge.    Mr. Ethridge has served as a member of the Board since December 2020, and prior to this, served as President, Chief Operating Officer and a director of Hennessy Capital Acquisition Corp. IV from February 2019 to December 2020. Mr. Ethridge has served as the President, Chief Operating Officer and a director of Hennessy Capital Investment Corp. V (NASDAQ: HCICU), a blank check company, from October 2020. Since June 2019, Mr. Ethridge has also served as Chairman of Motorsports Aftermarket Group, a designer, manufacturer, marketer and distributor of aftermarket parts, apparel and accessories for the motorcycle and power sports industry. He previously served as President of Matlin & Partners Acquisition Corporation from January 2017 to November 2018, at which time it merged with USWS Holdings LLC, a growth- and technology-oriented oilfield service company focused exclusively on hydraulic fracturing for oil and natural gas exploration and production companies and is now known as U.S. Well Services, Inc. (NASDAQ: USWS). He served as Senior Partner of MatlinPatterson Global Advisers LLC (“MatlinPatterson”) from 2009 to 2020 and prior to joining MatlinPatterson in 2009, Mr. Ethridge was a principal in the Recapitalization and Restructuring group at Gleacher and Company (f/k/a Broadpoint Capital, Inc.) where he moved his team from Imperial Capital LLC, from 2008 to 2009. In 2006, Mr. Ethridge was a founding member of the corporate finance advisory practice for Imperial Capital LLC in New York. From 2005 to 2006, Mr. Ethridge was a principal investor at Parallel Investment Partners LP (formerly part of Saunders, Karp and Megrue), executing recapitalizations, buyouts and growth equity investments for middle market companies. From 2001 to 2005, Mr. Ethridge was an associate in the Recapitalization and Restructuring Group at Jefferies and Company, Inc. where he executed corporate restructurings and leveraged finance transactions and was a crisis manager at Conway, Del Genio, Gries & Co. in New York from 2000 to 2001. Mr. Ethridge served a director of Palmetto Bluff Company, LLC, formerly a multi-asset class real estate developer known as Crescent Communities, LLC, a multi-class real estate developer, from 2010 to 2020. From 2009 until 2017, Mr. Ethridge served on the board of directors of FXI Holdings Inc., a foam and foam products manufacturer and served as its chairman from February 2012 until 2017. Mr. Ethridge has also served on the board of directors of Advantix Systems Ltd. and Advantix Systems, Inc., HVAC equipment manufacturers, from August 2013 until 2015 (for Advantix Systems, Inc.) and until 2018 (for Advantix Systems Ltd.). Mr. Ethridge holds a BBA and a Masters in Accounting from The University of Texas at Austin.

The Nominating and Corporate Governance Committee believes that Mr. Ethridge is qualified to serve on the Board due to his experience in private equity, as well as his financial and capital markets expertise.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2022 Annual Meeting

Thomas Dattilo.    Mr. Dattilo has served as a member of the Board since December 2020. Previously, Mr. Dattilo served as Chairman and Senior Advisor at Portfolio Group, a privately-held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs. Since 2001, Mr. Dattilo has served as a director of L3 Harris Technologies, Inc. (NYSE: LHX) or a predecessor company of L3 Harris Technologies, Inc., a technology company, defense contractor and information technology services provider and served as the Chairman of Harris Corporation, a predecessor company of L3 Harris Technologies, Inc. from

2012 to 2014. Since 2010, Mr. Dattilo has served as a director of Haworth Inc., a privately held, family-owned office furniture manufacturer. From 2000 to 2006, Mr. Dattilo served as Chairman, President and Chief Executive Officer at Cooper Tire & Rubber Company, which specializes in the design, manufacture and sale of passenger car and truck tires.

Mr. Dattilo is qualified to serve on the Board based on his experience as a director to private and public companies and his experience in the automotive industry.

Arthur Kingsbury.    Mr. Kingsbury has served as a member of the Board since March 2021. Mr. Kingsbury has been a private investor since 1996. Mr. Kingsbury has nearly five decades of business, finance and corporate governance experience including financial, senior executive and director positions at companies engaged in newspaper publishing, radio broadcasting, data base publishing, cable television, cellular telephone communications, and software and services. Specific positions include President and Chief Operating Officer of VNU-USA, Vice Chairman and Chief Operating Officer of BPI Communications, and Executive Vice President and Chief Financial Officer of Affiliated Publications, Inc. Mr. Kingsbury has served on the Boards of six public companies, including Solera Holdings, Dolan Media Co., Remark Holdings, Inc. (NASDAQ: MARK), NetRatings, Inc, Affiliated Publications, Inc. and McCaw Cellular Communications, Inc. Mr. Kingsbury holds a Bachelor of Science in Business Administration in Accounting from Babson College.

Mr. Kingsbury is qualified to serve on the Board based on his experience is qualified to serve on the Board based on his experience as a director to numerous private and public companies, including committee service on audit, compensation, governance and special committees of independent directors, his extensive experience in finance and accounting matters, and his management experience and educational background.

Claudia Romo Edelman (Gonzales Romo).    Ms. Romo Edelman has served as a member of the Board since March 2021. Ms. Romo Edelman is a social entrepreneur, a catalyst for change and a global mobilization expert with more than 25 years of experience leading marketing and advocacy for global organizations including the United Nations, UNICEF, the Global Fund to Fight AIDS, TB and Malaria, the United Nations High Commissioner for Refugees (UNHCR), and the World Economic Forum. Since 2017, Ms. Romo Edelman has served as the Founder and CEO of the We Are All Human Foundation, a New York-based global non-profit organization devoted to advancing the agenda of diversity, inclusion, and equity, focused on unifying the U.S. Hispanic community and promoting sustainability and purpose-driven activities. From 2014 to 2017, Ms. Romo Edelman served as the Chief of Public Advocacy for the United Nations Children’s Fund (UNICEF). Due to her expertise, Ms. Romo Edelman was seconded several times to various organizations to launch global mobilization campaigns. From May 2016 to January 2017, she was seconded to the Executive Office of the Secretary General of the United Nations to lead communications for the Special Adviser on the 2030 Agenda for Sustainable Development and Climate Change. Ms. Romo Edelman served as a Special Advisor to the United Nations on International Migration from January 2018 to June 2018 and from April 2017 to March 2018, Ms. Romo Edelman served as a Special Advisor to the United Nations Children’s Fund (UNICEF). Ms. Romo Edelman has also held positions as Head of Marketing at The Global Fund to fight AIDS, TB and Malaria, and as the head of Public Relations at the World Economic Forum. Ms. Romo Edelman holds a Degree in Communication from the Universidad Intercontinental and a Masters of Political Communications from the London School of Economics.

Ms. Romo Edelman is part of the Board of the American Latino Museum; the Hispanic Society of America; and KIND (Kids in Need of Defense). Ms. Romo is the Editor-at-large Thrive Latina, part of Arianna Huffington’s Thrive Global platform. She is a frequent columnist and publishes articles for various media organizations including The Guardian, Ad Age, Ad Week, Al Dia and Forbes.

Ms. Romo Edelman is the recipient of numerous awards, including in 2019-2020: People Magazine’s 25 Most Influential Latinas, ALPFA’s 50 Most Powerful Latinas 2019 and 2020, Ellis Island Medal of Honor 2019, Citizen’s Union Gotham Greats 2020, Hispanic PR Association Bravo Awards- 2019 President’s Award, Multicultural Leadership Award Jesse Jackson’s Rainbow PUSH Coalition, Humanitarian Award (Joseph L.Unanue Latino Institute), Latina Women of the Year 2020 of Solo Mujeres Magazine.

Ms. Romo Edelman is qualified to serve on the Board based on her deep expertise in marketing, her management experience, and her track record in creating growth and leading successful movements for societal change and in high-profile global roles.

Rainer Schmueckle.    Mr. Schmueckle has served as a member of the Board since December 2020. Since February 2020, Mr. Schmueckle has served as chairman of the board of directors at STIGA S.p.A, a manufacturer and distributor of garden equipment; since August 2020 as a member of the supervisory board of ACPS GmbH, a supplier to the automotive industry; between March 2019 and November 2020 as member of the supervisory board of MAN Truck & Bus SE, a provider of commercial vehicles and transport solutions around the world; since February 2017, as a member of the board of directors of Kunstoff Schwanden AG, a company supplying components for plastic injection moulding; since April 2011, as vice chairman of the board of directors of Autoneum Holding AG (SIX Swiss Exchange: AUTN), a publicly-traded company that is a leader in acoustic and thermal management for vehicles; and, since April 2011, as a member of the board of directors of Dometic Group (STO: DOM), a publicly-traded company focusing on branded solutions for mobile living.

From November 2014 to June 2015 Mr. Schmueckle served as the Chief Executive Officer at MAG IAS, a multinational tool company. Prior to his time at MAG IAS, Mr. Schmueckle served as the President of Seating Components and Chief Operating Officer of Automotive Seating at Johnson Controls International plc (“Johnson Controls”) (NYSE: JCI), a publicly-traded multinational company that provides security equipment for buildings from November 2011 to October 2014. Before joining Johnson Controls, Mr. Schmueckle served as the Chief Operating Officer of the Mercedes Car Group at Daimler AG (FWB: DAI), a publicly-traded multinational automotive company from May 2005 to January 2010. Before that Mr. Schmueckle served as Chief Executive Officer of Freightliner Inc, the leading heavy-truck manufacturer in North America from May 2001 to May 2005. Mr. Schmueckle holds a graduate degree in industrial engineering from University Fredericiana of Karlsruhe, Germany.

Mr. Schmueckle is qualified to serve on the Board based on his experience as a director to private and public companies, knowledge of the automotive industry, management experience and educational background

Directors Continuing in Office Until the 2023 Annual Meeting

Tony Aquila.    Mr. Aquila has served the Chief Executive Officer of the Company since April 2021, and as the Executive Chairman of the Board since December 2020. Prior to this, Mr. Aquila served as Executive Chairman of the board of directors of Legacy Canoo from October 2020 to December 2020. In June 2019, Mr. Aquila founded AFV Partners, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses and serves as its Chairman and CEO since its founding. In 2005, Mr. Aquila founded Solera Holdings Inc., and led it as Chairman and CEO to a $1 billion initial public offering in 2007, and in the following years sourced and executed over 50 acquisitions significantly expanding Solera’s total addressable market. Mr. Aquila oversaw Solera’s $6.5 billion transaction from a public-to-private business in 2016. During his tenure, Mr. Aquila established Solera as a global technology company that provides software and data to global insurance companies, global OEMs and maintenance, repair and overhaul networks. Mr. Aquila currently serves as the Chairman for Aircraft Performance Group, LLC, a global provider of mission critical flight operations software, since January 2020, and RocketRoute Limited, global aviation services company, since March 2020 and APG Avionics LLC, an aviation data and software company for the general aviation market since September 2020. From November 2018 to July 2020, Mr. Aquila served as the Global Chairman of Sportradar Group, a sports data and content company.

Mr. Aquila is qualified to serve as the Company’s Chief Executive Officer and Executive Chairman of the Board based on his significant business experience as a founder, inventor, chief executive officer and director of a publicly-listed company and his investing experience. As Chief Executive Officer, Mr. Aquila has direct responsibility for our strategy and operations.

Josette Sheeran.    Ms. Sheeran has served as a member of the Board since December 2020. Since February 2021, Ms. Sheeran has served as Executive Chair of the McCain Institute for International Leadership, a think tank and public service organization affiliated with Arizona State University that addresses global challenges in areas of leadership, humanitarian support, human rights, democracy, international security and rule of law. Under the George W. Bush administration, Ms. Sheeran served as Deputy US Trade Representative and as US Undersecretary of State for Economics, Energy, Transportation and Agriculture, being unanimously confirmed by Congress with the rank of Ambassador. From June 2013 to February 2021, Ms. Sheeran served as the President and CEO of the Asia Society, a global non-profit focused on policy, sustainability, conflict resolution, culture, and education. From July 2017 to February 2021, Ms. Sheeran also served as the United Nations Special Envoy for Haiti, and prior, Ms. Sheeran served as Executive Director of the UN World Food Programme, a humanitarian agency, leading operations and supply chains in more than 100 nations, and as the Vice Chair of the World Economic Forum, an NGO. Ms. Sheeran currently serves as a director for Capital Group, a global financial services company, since December 2016, and as a director of Vestergaard Frandsen Inc., a manufacturer of public health products, since March 2019. Previously, Ms. Sheeran was also a Fisher Fellow at Harvard Kennedy School. Ms. Sheeran holds a Bachelor of Arts in Journalism and Communications from the University of Colorado at Boulder. She holds honorary doctorates from the University of Colorado, Michigan State University, and John Cabot University.

Ms. Sheeran is qualified to serve on the Board based on her leadership experience in the public sector and global operations and knowledge of international relations, and her business experience as the director of a large financial services company.

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that each the directors on the Board other than Greg Ethridge and Tony Aquila are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board found that none of these directors had a material or other disqualifying relationship with our company.

In making those independence determinations, our Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in “Transactions with Related Persons and Indemnification,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.

Board Leadership Structure

The Company’s Board of Directors is currently chaired by Tony Aquila, who also serves as the Company’s Chief Executive Officer. The Board has also appointed Thomas Dattilo as lead independent director.

The Company believes that combining the positions of Chief Executive Officer and Executive Chairman of the Board helps to ensure that the Board and management act with a common purpose. The Company believes that combining the positions of Chief Executive Officer and Board chairman provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information, particularly in this vital growth stage for the Company.

The Board appointed Thomas Dattilo as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chairman: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board chairman, act as liaison between the chairman and the independent directors, preside over and establish the agendas for meetings of the independent directors, and consult with the chairman in planning and setting agendas for regular Board meetings. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chief Executive Officer, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and Audit Committee has the responsibility to consider and discuss major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee also assesses and monitors whether compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Meetings of The Board of Directors

The Board of Directors of HCAC, our predecessor, met five times during the last fiscal year. Each member of the Board of Directors of HCAC attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

Following the completion of our Business Combination in December 2020, our post-merger Board met one time before the end of the fiscal year, attended by all members of the Board then serving.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2020 for each of the Board committees:

Name	Audit(1)	Compensation(2)	Nominating and Corporate Governance(3)
Tony Aquila
Foster Chiang
Greg Ethridge
Josette Sheeran		X	X
Thomas Dattilo	X	X	Chair
Rainer Schmueckle	X		X
Debra von Storch	X	Chair
Claudia Romo Edelman
Arthur Kingsbury	Chair
Total meetings in fiscal 2020(4)	4	—	—

____________

(1)      Mr. Schmueckle and Mr. Dattilo have served on the Audit Committee since December 2020. Ms. Sheeran served on the Audit Committee from December 2020 until her replacement on such committee by Ms. von Storch in January 2021. Mr. Kingsbury joined the Audit Committee in March 2021.

(2)      Ms. Sheeran and Mr. Dattilo have served on the Compensation Committee since December 2020. Ms. von Storch joined the Compensation Committee in January 2021.

(3)      Mr. Dattilo, Mr. Schmueckle, and Ms. Sheeran have served on the Nominating and Corporate Governance Committee since December 2020.

(4)      Prior to the completion of our Business Combination (defined below) in December 2020, HCAC, our predecessor, was a special-purpose acquisition company, or SPAC, with limited operations. As a result, committees of the HCAC Board of Directors met only infrequently, as applicable. Following the completion of the Business Combination, our post-merger Board committees each met for the first time in the first quarter of 2021 and have met several times since, in each case attended by all members of such committee then currently serving.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee currently consists of Arthur Kingsbury, Rainer Schmueckle, Thomas Dattilo and Debra von Storch. The Board has determined that each of the members of the Audit Committee satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Arthur Kingsbury serves as the chair of the Audit Committee. The Board determined that Arthur Kingsbury qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, the Board considered Arthur Kingsbury’s formal education and previous experience in financial roles. Our independent registered public accounting firm and management each periodically meet privately with our Audit Committee.

During 2020 and prior to completion of our Business Combination, Bradley Bell, Richard Burns and Peter Shea served on the Audit Committee of HCAC, our predecessor, with Bradley Bell serving as the chair of the committee. The Audit Committee of HCAC met four times during fiscal year 2020. Our current Audit Committee, established in December 2020 after the completion of our Business Combination, met during the first quarter of 2021 and is now actively involved in the review and oversite of the Company’s financials, the development of the Company’s internal controls and accounting functions, among the committee’s other responsibilities.

The functions of this committee include, among other things:

•        evaluating the performance, independence and qualifications of the independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage new independent registered public accounting firm;

•        reviewing our financial reporting processes and disclosure controls;

•        reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•        reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of our internal audit function;

•        reviewing with the independent registered public accounting firm the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

•        obtaining and reviewing at least annually a report by our independent registered public accounting firm describing the independent registered public accounting firm’s internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•        monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;

•        prior to engagement of any independent registered public accounting firm, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent registered public accounting firm;

•        reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

•        reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls and critical accounting policies;

•        reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding material developments;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting, auditing or other matters;

•        preparing the report that the SEC requires in our annual proxy statement;

•        reviewing and providing oversight of any related party transactions in accordance with our related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;

•        reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•        reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

The composition and function of the Audit Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq Listing Rules. We will comply with future requirements to the extent they become applicable to us. The Board has adopted a written Audit Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at investors.canoo.com.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Mr. Arthur Kingsbury, Chair
Mr. Rainer Schmueckle
Mr. Thomas Dattilo
Ms. Debra von Storch

____________

*        The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Debra von Storch, Thomas Dattilo and Josette Sheeran. Debra von Storch serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and that each satisfy the independence requirements of Nasdaq.

During 2020 and prior to completion of our Business Combination, Bradley Bell, Richard Burns and Peter Shea served on the Compensation Committee of HCAC, our predecessor, with Peter Shea serving as the chair of the committee. The Compensation Committee of HCAC did not meet during fiscal year 2020. Our current Compensation Committee, established in December 2020 after the completion of the Business Combination, met during the first quarter of 2021 and is now actively involved in the Company’s reviewing and defining the Company’s approach to compensation, including overall and executive compensation.

The functions of the committee include, among other things:

•        reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•        reviewing and approving the compensation and other terms of employment of our executive officers;

•        reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•        making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;

•        reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•        reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•        administering our equity incentive plans, to the extent such authority is delegated by the Board;

•        reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for our executive officers;

•        reviewing with our management disclosures under the caption “Compensation Discussion and Analysis” (or similar caption) in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•        preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

•        reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the Board.

The composition and function of the Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq Listing Rules. We will comply with future requirements to the extent they become applicable to us. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at investors.canoo.com.

Compensation Consultants

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Mercer (US) Inc. (“Mercer”) as its independent outside compensation consultant. Prior to the completion of our Business Combination (defined below) in December 2020, Mercer provided services to the Board of Canoo Holdings Ltd. (“Legacy Canoo”) in 2020, including market based analysis of executive compensation arrangements for the new public company board and management team.

Neither Mercer nor any of its affiliates maintains any other direct or indirect business relationships with the Company or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Mercer raised any conflict of interest for services performed during 2020 and determined that it did not.

During 2020, Mercer’s services were limited to advising on executive and director compensation, employee equity plans, and other broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Thomas Dattilo, Josette Sheeran and Rainer Schmueckle. Thomas Dattilo serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfy the independence requirements of Nasdaq.

During 2020 and prior to completion of our Business Combination, Bradley Bell, Richard Burns and Peter Shea served on the Nominating and Corporate Governance Committee of HCAC, our predecessor, with Richard Burns serving as the chair of the committee. The Nominating and Corporate Governance Committee of HCAC did not meet during fiscal year 2020. Our current Nominating and Corporate Governance Committee, established in December 2020 after the completion of the Business Combination, met during the first quarter of 2021 and is now actively involved in the Company’s governance and operations.

The functions of this committee include, among other things:

•        identifying, reviewing and making recommendations of candidates to serve on the Board;

•        evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

•        evaluating nominations by stockholders of candidates for election to the Board;

•        evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

•        developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•        reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and

•        reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Board, including undertaking an annual review of its own performance.

The composition and function of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq Listing Rules. We will comply with future requirements to the extent they become applicable to us. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Corporate Governance section of the Company’s website at www.investors.canoo.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, having a strong understanding of the industry of the Company and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having experience as a board member or executive officer of another publicly held company, and having a diverse personal background, perspective and experience. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including diversity of gender, ethnic background and country of origin), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation and assessments, conducted periodically on a group, committee and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

In addition, the Nominating and Corporate Governance Committee will also evaluate the other company boards and board committees on which a new or incumbent director may sit. The Nominating and Corporate Governance Committee recognizes that a director’s ability to fulfill his or her responsibilities as a director can be impaired if he or she serves on a high number of other boards or board committees. Service on boards and board committees of other companies must be consistent with the Company’s conflict-of-interest policies. Non-employee directors are generally expected to serve on no more than four (4) other public company boards and on no more than three (3) other public company audit committees, without the approval of the Board. In addition, non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board, without the approval of the Board.

The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Governance Committee will consider director candidates recommended by the Company’s stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company stockholder. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to attention of the Corporate Secretary at the following address: 19951 Mariner Avenue, Torrance, California 90503, not later than 90 nor less than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders, or such other time as set forth in the Company’s Bylaws. All recommendations for director nominations received by the Corporate Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Further, each potential candidate must provide a list of references and agree (i) to be interviewed by members of the Nominating and Corporate Governance Committee or other directors in the discretion of the Nominating and Corporate Governance Committee, and (ii) to a background check or other review of the qualifications of a proposed nominee by the Company. Prior to nomination of any potential candidate by the Board, each member of the Board will have an opportunity to meet with the candidate. Upon request, any candidate nominated will agree in writing to comply with the Company’s Corporate Governance Guidelines and all other policies and procedures of the Company applicable to the Board.

Stockholder Communications With The Board Of Directors

Any stockholder or any other interested party who desires to communicate with our Board, or any specified individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 19951 Mariner Avenue, Torrance, California 90503. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis, as appropriate.

Code of Conduct

The Board has adopted a Code of Conduct (the “Code of Conduct”), applicable to all of the Company’s employees, executive officers and directors. The Code of Conduct is available on the Corporate Governance section of the Company’s website at investors.canoo.com. The Nominating and Corporate Governance Committee of the Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. If the Company makes any amendments to the Code of Conduct, or grants any waivers of its requirements, the Company will promptly disclose the amendment or waiver on its website.

Corporate Governance Guidelines

In December 2020, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on investor relations portion of our website at www.canoo.com.

Hedging Policy

As part of our insider trading policy, all Company directors, officers, employees and certain designated independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities.

PROPOSAL 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte has audited the Company’s financial statements since January 2021. Representatives of Deloitte are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Deloitte.

Change in Independent Registered Accounting Firm

As previously disclosed, on December 21, 2020, Canoo Holdings Ltd. (“Legacy Canoo”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. Legacy Canoo’s Board of Directors participated in and approved the decision to change Legacy Canoo’s independent registered public accounting firm. The dismissal of PwC was done in connection with the completion of the business combination between Hennessy Capital Acquisition Corp. IV (“HCAC”) and Legacy Canoo (the “Business Combination”).

The audit reports of PwC on Legacy Canoo’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for the substantial doubt about Legacy Canoo’s ability to continue as a going concern.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through December 21, 2020, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on Legacy Canoo’s financial statements for such years. During the years ended December 31, 2019 and 2018 and the subsequent interim period through December 21, 2020, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the following material weaknesses in the Legacy Canoo’s internal control over financial reporting: (i) Legacy Canoo lacked a sufficient number of professionals with an appropriate level of accounting knowledge, training, and experience to appropriately analyze, record, and disclose accounting matters timely and accurately, (ii) Legacy Canoo did not effectively design and maintain controls in response to the risks of a material misstatement in Legacy Canoo’s financial reporting, (iii) Legacy Canoo did not design and maintain formal accounting policies, processes and controls to analyze, account for and disclose complex transactions, specifically for accounting for convertible notes, (iv) Legacy Canoo did not design and maintain formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures, including controls over account reconciliations and journal entries, and (v) Legacy Canoo did not design and maintain effective controls over certain information technology (IT) general controls for information systems that are relevant to the preparation of its financial statements.

The Company previously provided PwC with a copy of the foregoing disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from PwC addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.1 to the Company’s Registration Statement on Form S-1, originally filed with the SEC on January 13, 2021.

On January 12, 2021, we dismissed WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm and appointed Deloitte as our independent registered public accounting firm. Our Audit Committee participated in and approved the decision to change our independent registered public accounting firm. The dismissal of Withum and the appointment of Deloitte was done in connection with the completion of the Business Combination.

Withum’s report of independent registered public accounting firm, dated March 16, 2020, on HCAC’s balance sheets as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2019 and for the period from August 6, 2018 (date of inception) to December 31, 2018, and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles other than HCAC’s ability to continue as a going concern due to HCAC’s obligation to either complete a business combination by the close of business on September 5, 2020, or cease all operations except for the purpose of winding down and liquidating.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through December 21, 2020, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its reports on HCAC’s financial statements for such years. During the year ended December 31, 2019 and for the period from August 6, 2018 (date of inception) through December 31, 2018 and the subsequent interim period through December 21, 2020, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company previously provided Withum with a copy of the foregoing disclosures regarding the dismissal reproduced in this Proxy Statement and received a letter from Withum addressed to the SEC stating that they agree with the above statements. This letter was filed as Exhibit 16.2 to the Company’s Registration Statement on Form S-1, originally filed with the SEC on January 13, 2021.

Principal Accountant Fees and Services

The table below sets forth the aggregate fees billed (i) by Withum for the fiscal year ended December 31, 2019 and part of 2020, and (ii) by Deloitte for the fiscal year ended December 31, 2020.

	2020(4)	2020(5)	2019
Audit Fees(1)	$506,246	$59,940	$30,000
Audit-Related Fees(2)	—	—	—
Tax Fees(3)	$56,906	$4,435	—
All Other Fees	—	—	—
Total	$563,152	$64,375	$30,000

____________

(1)      Audit fees include fees for services performed to comply with the standards established by the Public Company Accounting Oversight Board, including the audit of our consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as consent and assistance with and review of our SEC filings.

(2)      Audit-related fees include, in general, fees such as assurances and related services (i.e., due diligence services), accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, and consultation regarding financial accounting and reporting standards, which are traditionally performed by the independent accountant but are not considered audit fees.

(3)      Tax fees include fees for services performed by professional staff of in the respective accountant’s tax division (except those relating to audit or audit-related services), including fees for tax compliance, planning and advice.

(4)      Represent fees billed for services following the Business Combination, as well as the subsequent period after the end of year in which Deloitte provided services related to the audit of our year-end financials. Audit fees billed by Deloitte include the audit of our 2020 consolidated financial statements, including services related to the issuance of reports and consents by the auditor. Tax fees billed by Deloitte primarily relate to tax advice provided in connection with the Business Combination, as well as advice related to tax structuring for intellectual property assets and related matters.

(5)      Represent fees billed for services prior to the Business Combination. The aggregate audit fees billed by Withum in 2020 include fees for professional services rendered for review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC through December 21, 2020, including fees for approximately $28,000 related to SEC filings associated with the Business Combination. Tax fees billed by Withum in 2020 primarily relate to tax-related advice provided in connection with the Business Combination.

Pre-Approval Policies and Procedures

The charter of the Audit Committee provides that the Committee will approve all audit and non-audit related services that the Company’s independent registered public accounting firm provides to the Company before the engagement begins, unless applicable law and stock exchange listing requirements allow otherwise. The charter also provides that the Committee may establish pre-approval policies and procedures or delegate pre-approval authority to one or more Committee members as permitted by applicable law and stock exchange listing requirements.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS

The following table sets forth information concerning our current directors and executive officers, including their ages as of April 29, 2021.

Name	Age	Position
Executive Officers
Tony Aquila(1)	56	Chief Executive Officer, Executive Chairman, Director
Renato Giger	60	Senior Vice President, Interim Chief Financial Officer
Peter Savagian	60	Chief Technology Officer, In Charge of Technology
Hector Ruiz	40	General Counsel, Corporate Secretary

____________

(1)      See page 9 of this Proxy Statement for Tony Aquila’s biography.

Renato Giger. Mr. Giger has served as our Senior Vice President, Interim Chief Financial Officer and interim principal financial and accounting officer since April 2021. Prior to this, Mr. Giger served as Chief Financial Officer of AFV Partners LLC, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses, since its founding in 2019. Prior to that, Mr. Giger served in various roles at Solera Holdings Inc. and its predecessor from 1993 until 2019, ultimately serving as Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Giger has a Master of Sciences Degree from the University of Bern (Switzerland).

Peter Savagian. Mr. Savagian has served as our Chief Technology Officer and In Charge of Technology since December 2020, and prior to this, served as In Charge of Technology (CTO) of Legacy Canoo from September 2020 to December 2020. From February 2019 to September 2020, Mr. Savagian served as Senior Vice President, Engineering at Ampaire, Inc., a zero-emissions aircraft manufacturer. From January 2019 to September 2020, Mr. Savagian served as Principal and Founder at Electrified Future, Inc., a company that advises on electric vehicle and related industries. From July 2016 to November 2018, Mr. Savagian served as Vice President and Senior Vice President of Product and Technology Development at Faraday & Future Inc., an electric vehicle manufacturer. From April 2002 to July 2016, Mr. Savagian served in various engineering and managerial roles at General Motors Company, a multinational vehicle manufacturer. Since October 2019 Mr. Savagian has served as Independent Director on the Board of ElectraMeccanica Vehicles, Inc., a publicly traded electric vehicle manufacturer. Since October 2018, Mr. Savagian has served as an advisor to Sibros Technologies, Inc, an automotive software and cloud services company. Since June 2015, Mr. Savagian has served as a Lecturer in Professional Development at the University of Wisconsin-Madison. Mr. Savagian holds a Bachelor of Science degree from the University of Wisconsin-Madison in Mechanical Engineering, a Master of Science degree from the University of Southern California in Operations Research Engineering, and a Master of Business Administration from Duke University, Fuqua School of Business.

Hector Ruiz. Mr. Ruiz has served as our General Counsel and Corporate Secretary since April 2021, and prior to this, served as our Vice President — Global Strategy, Tax Counsel & Treasury from January 2021 to April 2021. Mr. Ruiz has an extensive background in legal and tax matters. From January 2012 to January 2021, Mr. Ruiz served in a variety of senior tax and tax planning roles at Solera Holdings, Inc., including as Vice President of Global Tax from November 2015 to January 2021, responsible for all areas of taxation, including mergers and acquisitions transactions, tax planning, controversy, risk management, financial reporting and compliance. Prior to Solera, Mr. Ruiz worked in tax and accounting related roles at Caris Life Sciences and PricewaterhouseCoopers LLP. Mr. Ruiz has a Bachelor of Business Administration from Southern Methodist University and a Juris Doctor degree from Baylor University School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of the Common Stock as of April 23, 2021.

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock;

•        each current named executive officer and director of the Company; and

•        all current executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 237,501,489 shares of Common Stock issued and outstanding as of April 23, 2021 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 23,756,230 shares of Common Stock that remain outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Tony Aquila(2)	12,394,387	5.2%
Paul Balciunas	120,146	*
Foster Chiang	—	*
Thomas Dattilo	—	*
Greg Ethridge	354,160	*
Arthur Kingsbury	—	*
Ulrich Kranz	1,257,987	*
Claudia Romo Edelman	—	*
Rainer Schmueckle	—	*
Josette Sheeran	—	*
Bill Strickland(3)	1,598,388	*
Debra von Storch	—	*
Andrew Wolstan	1,598,388	*
All Directors and Executive Officers of the Company as a Group (12 Individuals)	12,750,047	5.4%
Five Percent Holders:
Entities affiliated with Champ Key Limited(4)	79,488,279	33.5%
Remarkable Views Consultants Ltd.(5)	39,841,769	16.8%
AFV Partners SPV-4 LLC(6)	12,359,387	5.2%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of those listed in the table above is 19951 Mariner Avenue, Torrance, California 90503.

(2)      Consists of (i) 35,000 shares of Common Stock held by Tony Aquila and (ii) 12,359,387 shares of Common Stock held by AFV Partners SPV-4 LLC (“AFV 4”). Tony Aquila is the Chairman and CEO of AFV Partners LLC (“AFV”) which exercises ultimate voting and investment power with respect to the shares held by AFV 4. As such, Mr. Aquila may be deemed to hold voting and investment power with respect to the shares held by AFV 4.

(3)      Consists of 1,598,388 shares of Common Stock held by Rusty Bugle Trust. The trustee of Rusty Bugle Trust is Rusty Bugle Advisors, LLC, which is managed by John Lindvig and Amber Bloomston. The business address of Rusty Bugle Trust is 5348 Vegas Drive 1166, Las Vegas, Nevada 89108.

(4)      Consists of (i) 62,299,069 shares of Common Stock held by DD Global Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (“DD Global”) and (ii) 17,189,210 shares of Common Stock held by Champ Key Limited, a company incorporated under the laws of the British Virgin Islands (“Champ Key”). DD Global is wholly owned by Champ Key. Champ Key is wholly owned by DE Capital Limited (“DE Capital”). DE Capital is wholly owned by Pak Tam Li. Mr. Li may be deemed to have sole voting and dispositive control over the shares held by DD Global and Champ Key. The business address of DD Global Holdings Limited is the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands, the business address of Champ Key Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and the business address of DE Capital is Fourth Floor, One Capital Place, P.O. Box 847, Grand Cayman KY1-1103, Cayman Islands.

(5)      The shares reported herein are directly owned by Remarkable Views Consultants Ltd. (“Remarkable Views”). The board of directors of Remarkable Views, of which Victor Chu is the sole director, has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by Remarkable Views. The business address of the reporting person is 4F, No,13–19, Sec.6, Minquan E. Road, Neihu Dist., 114, Taipei, Taiwan.

(6)      Consists of 12,359,387 shares of Common Stock held by AFV 4. Tony Aquila is the Chairman and CEO of AFV which exercises ultimate voting and investment power with respect to the shares held by AFV 4. As such, Mr. Aquila may be deemed to hold voting and investment power with respect to the shares held by AFV 4. The business address of the reporting person is 2126 Hamilton Road Suite 260, Argyle, Texas 76226.

Executive Compensation

Our named executive officers for the year ended December 31, 2020, consisting of our current principal executive officer, prior principal executive officer, our two other most highly compensated executive officers as of December 31, 2020 who were serving as executive officers as of such date and an individual for whom disclosure would have been provided but for the fact that the individual was no longer serving as an executive officer at December 31, 2020, were:

•        Tony Aquila — Executive Chairman and Chief Executive Officer(1)

•        Ulrich Kranz — Former In Charge (CEO)(1)

•        Paul Balciunas — Former In Charge of Finance (CFO)(2)

•        Irving W. Strickland III (Bill Strickland) — In Charge of Vehicle Programs

•        Andrew Wolstan — Former General Counsel, In Charge of Legal & Government Affairs(3)

____________

(1)      Mr. Kranz resigned from his position effective April 30, 2021. Mr. Aquila currently serves as our Chief Executive Officer.

(2)      Mr. Balciunas resigned from his position effective April 2, 2021. Mr. Renato Giger currently serves as Senior Vice President, Interim Chief Financial Officer and our interim principal financial and accounting officer through the conclusion of the search process for a successor to Mr. Balciunas.

(3)      Mr. Wolstan resigned from his position effective April 30, 2021. Mr. Hector Ruiz currently serves as our General Counsel and Corporate Secretary.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2020.

	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Tony Aquila	2020	145,380	—	34,999,023	—		473,161	(4)	35,617,564
Executive Chairman and CEO	2019	—	—	—	—		—		—
Ulrich Kranz	2020	708,045	—	—	—		—		708,045
Former In Charge (CEO)	2019	722,722	—	214,848	—		—		937,620
Paul Balciunas	2020	208,130	7,500	2,337,223	—		—		2,552,853
Former In Charge of Finance (CFO)	2019	190,356	30,000	11,240	—		1,271		232,867
Bill Strickland	2020	360,630			525,000	(3)	—		885,630
In Charge of Vehicle Programs	2019	360,630		96,682	33,500	(2)	—		490,812
Andrew Wolstan	2020	272,196			525,000	(3)	—		797,196
Former General Counsel, In Charge of Legal & Government Affairs	2019	260,378		96,682	—		—		357,060

____________

(1)      The amount disclosed represents the aggregate grant date fair value of stock awards, which include restricted shares, stock options and time and performance-based restricted stock units, computed in accordance with ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of such restricted shares granted in 2019 are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the executive and the future value of our stock.

(2)      Consists of $33,500 paid as a cash bonus based on Canoo’s achievement of certain vehicle program development milestones and funding milestones.

(3)      Consists of $525,500 paid as a cash bonus based on the achievement of certain milestones in connection with the closing of the Business Combination.

(4)      Consists of $473,161 in housing reimbursements.

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation programs for our named executive officers consisted of base salary and incentive compensation delivered in the form of equity awards, which consisted of a combination of time and performance-based restricted stock units between us and our named executive officers, and with respect to Paul Balciunas, Bill Strickland and Andrew Wolstan, a one-time cash performance bonus.

Base Salary

Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance.

Cash Bonus

We do not have a formal arrangement with our named executive officers providing for annual cash bonus awards. However, we have at times provided cash bonuses to certain members of our executive team on an ad hoc basis as deemed appropriate, in the form of spot bonuses or for achievement of certain milestones. In February 2019, Mr. Strickland received a cash performance bonus due to Canoo’s achievement of certain vehicle program development milestones and funding milestones. In December 2020, Mr. Balciunas received a cash bonus of $7,500, and each of Mr. Strickland and Mr. Wolstan received a cash performance bonus of $525,000 in connection with the consummation of the Business Combination.

Stock Awards

In November 2020, Mr. Aquila received 809,908 performance-based restricted share units (which were converted into performance-based restricted stock units covering 1,003,828 shares of Common Stock upon the closing of the Business Combination) and 809,908 time-based restricted share units (which were converted into time-based restricted stock units covering 1,003,828 shares of Common Stock upon the closing of the Business Combination) as part of his agreement with Legacy Canoo as described below. In December 2020, Mr. Balciunas received 177,000 time-based restricted share units (which were converted into time-based restricted stock units covering 219,379 shares of Common Stock upon the closing of the Business Combination) as part of his agreement with Canoo Technologies Inc. (f/k/a Canoo Inc.) (“Canoo Technologies”).

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; disability insurance; and a tax-qualified Section 401(k) plan for which no match by us is provided. We do not maintain any executive-specific benefit or executive perquisite programs.

Agreements with our Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control

We currently maintain agreements with Tony Aquila and Bill Strickland, and had agreements with Mr. Balciunas, Mr. Kranz and Mr. Wolstan each as summarized below. Mr. Giger’s agreement as Interim Chief Financial Officer is also summarized for clarity.

Tony Aquila

In November 2020, Legacy Canoo entered into an agreement with Mr. Aquila (the “Aquila Agreement”), as may be amended from time to time, pursuant to which he serves as the Executive Chairman of the Board. The term of the Aquila Agreement commenced on December 21, 2020 and will end on December 31, 2023, or, earlier, upon his voluntary resignation from our Board upon at least thirty days’ notice, his failure to be re-elected to the Board by our stockholders at the third annual stockholder meeting following the consummation of the Business Combination, or a vote of no-confidence by a majority of the Board.

Mr. Aquila is paid a $500,000 annual fee in equal quarterly installments and will be entitled to any benefits and perquisites generally available to members of our Board. He will be reimbursed for business expenses, including air travel expenses for either, at our option, first class airfare or a fixed rate per hour, as set forth in the Aquila Agreement, for the business use of his private jet, executive housing on a tax grossed-up basis and business expenses associated with the office of the Executive Chairman.

In addition, Mr. Aquila was granted 809,908 performance-based restricted share units (which were converted into performance-based restricted stock units covering 1,003,828 shares of Common Stock upon the closing of the Business Combination), which will vest in 33.3% amounts upon the achievement of per-share milestones of $18, $25 and $30, and 809,908 time-based restricted share units (which were converted into time-based restricted stock units covering 1,003,828 shares of Common Stock upon the closing of the Business Combination), which will vest in equal annual installments over a period of three years. Upon the consummation of the Business Combination, Mr. Aquila became eligible to receive a target grant of 500,000 performance-based restricted stock units, which will vest in 33.3% amounts upon the achievement of per-share milestones of $18, $25 and $30, with, subject to the approval of the Board, an additional 1,503,828 performance-based restricted stock units vesting upon the achievement of the $30 per-share milestone, and a grant of 500,000 time-based restricted stock units, which will vest in equal annual installments over a period of three years. If awards are not assumed in connection with a sale event or corporate transaction (each as defined in the underlying equity plan), then vesting will be accelerated, with the performance-based restricted stock units vesting based on target performance. In the event that Mr. Aquila is terminated by us without Cause or he resigns for Good Reason (each as defined in the Aquila Agreement), or his service terminates due to his death or disability the performance-based restricted stock units will remain outstanding and eligible to vest at the end of the applicable performance period based on actual performance achievement, and the unvested time-based restricted stock units that would have vested had service continued through the end of the fiscal year in which the termination occurred will accelerate and vest as of the date of such termination. Upon any other termination of service, all unvested awards will be forfeited.

In connection with his appointment as Chief Executive Officer in April 2021, the Board also granted Mr. Aquila two million performance-based restricted stock units that vest upon the satisfaction of a combination of performance and time-based conditions. The performance-based restricted stock units will vest based on performance in one-third increments upon the achievement of each of the following price hurdles during the five-year period beginning October 19, 2020: (i) the stock price equals or exceeds two times the greater of (a) the stock price on the grant date or (b) $10, (ii) the stock price equals or exceeds two and one-half times the greater of (a) the stock price on the grant date or (b) $10; and (iii) the stock price equals or exceeds three times the greater of (a) the stock price on the grant date or (b) $10. In addition, the performance-based restricted stock units will vest based on time upon the completion of three years of continuous service beginning on October 19, 2020, subject to specified qualifying termination and change of control protections.

Mr. Aquila will not receive additional cash compensation in connection with his role as Chief Executive Officer.

Ulrich Kranz

In December 2020, Canoo Technologies entered into an executive employment agreement with Ulrich Kranz to serve in the positions of (i) Chief Executive Officer and (ii) Special Advisor to the Executive Chairman (the “Kranz Agreement”). The Kranz Agreement provides that in the event that we cease to have an Executive Chairman, Mr. Kranz’s title shall be adjusted accordingly. Upon the appointment of a new Chief Executive Officer, Mr. Kranz will cease to serve as Chief Executive Officer, but shall continue to serve as Special Advisor to the Executive Chairman. The effective date of the Kranz Agreement was October 19, 2020 and the Kranz Agreement amended and restated Mr. Kranz’s prior employment agreement of November 6, 2018. The Kranz Agreement has no specific term, provides that his employment is at-will and specifies an annual base salary of $648,000. If Mr. Kranz ceases to be Chief Executive Officer but continues to be employed as Special Advisor to the Executive Chairman, or a corresponding adjusted title (the date of such transition away from the Chief Executive Officer position, the “Title Change Date”), then for a period of two years following the Title Change Date, Mr. Kranz’s annual base salary will be $2,500,000.

The Kranz Agreement also provided that 1,850,832 unvested restricted Legacy Canoo ordinary shares that were previously granted to and purchased by Mr. Kranz be re-purchased by us at a re-purchase price per share equal to the purchase price per share paid by Mr. Kranz for such shares. Additionally, prior to the closing of the Business Combination, Mr. Kranz entered into a Lock-Up Agreement (as defined in the Kranz Agreement) with respect to 1,014,968 Legacy Canoo ordinary shares (which were converted into 1,257,987 shares of Common Stock upon closing of the Business Combination), which will remain in full force until 180 days following the closing of the Business Combination, or June 19, 2021.

In the event that Mr. Kranz’s employment is terminated without Cause (as defined in the Kranz Agreement) or he terminates employment for Good Reason (as defined in the Kranz Agreement) (either a “Qualifying Termination”), Mr. Kranz will receive any accrued compensation. He will additionally receive, in exchange for the timely execution and non-revocation of a release of claims: (a) if the Qualifying Termination occurs prior to the Title Change Date and Mr. Kranz is not provided the opportunity to continue as Special Advisor to the Executive Chairman, an aggregate amount of $5,000,000 and (b) if the Qualifying Termination occurs on or after the Title Change Date but prior to the second anniversary of the Title Change Date, an amount of $5,000,000, less any base salary payments made between the Title Change Date and the date of the Qualifying Termination (as applicable in clause (a) or (b)). Severance payments will be made in equal monthly installments with the first payment occurring on the 60th day following the date of the Qualifying Termination and the final installment being paid on, or within thirty (30) days of, the second anniversary of the date of the Qualifying Termination (in the case of clause (a)) or the second anniversary of the Title Change Date (in the case of clause (b)). In the event of a Qualifying Termination, Mr. Kranz will also be eligible to receive payment of premiums for continuation of health care coverage under COBRA for a period of up to three (3) months following the date of the Qualifying Termination.

Effective April 30, 2021, Mr. Kranz resigned from his position as In Charge (CEO). His resignation was not deemed to be a Qualifying Termination.

Paul Balciunas

In December 2020, Canoo Technologies entered into a senior management employment agreement with Paul Balciunas to serve in the position of Chief Financial Officer (the “Balciunas Agreement”). The Balciunas Agreement amended and restated Mr. Balciunas’s prior letter agreement of January 11, 2018. The Balciunas Agreement has no specific term, provides that his employment is at-will and specifies an annual base salary of $250,000.

The Balciunas Agreement also provided Mr. Balciunas with a grant of restricted share units covering 177,000 Legacy Canoo ordinary shares under the Legacy Canoo 2018 Share Option and Grant Plan (which were converted into restricted stock units covering 219,379 shares of Common Stock upon the closing of the Business Combination), subject to standard terms thereunder and providing that 3/8 of the options vested on December 1, 2020 with the remaining options vesting in 1/16th increments quarterly thereafter. The Balciunas Agreement does not contain any provisions relating to severance or payments in connection with a change in control. Effective April 2, 2021, Mr. Balciunas resigned from his position as In Charge of Finance (CFO).

Bill Strickland

In December 2020, Canoo Technologies entered into a senior management employment agreement with Bill Strickland to serve in the position of In Charge of Vehicle Programs (the “Strickland Agreement”). The Strickland Agreement amended and restated Mr. Strickland’s prior letter agreement dated December 8, 2017, as further amended and restated on November 6, 2018. The Strickland Agreement has no specific term, provides that his employment is at-will and specifies an annual base salary of $360,000. In addition, the Strickland Agreement provided for a single lump sum cash payment contingent upon the closing of the Business Combination in the amount of $525,000, subject to Mr. Strickland’s continued service through the Closing Date, and that was paid within 60 days of the Closing Date.

In the event that Mr. Strickland’s employment is terminated without Cause (as defined in the Strickland Agreement) or he terminates employment for Good Reason (as defined in the Strickland Agreement), we have the right to repurchase any unvested restricted shares previously purchased by Mr. Strickland pursuant to restricted stock purchase agreements dated November 6, 2018, November 15, 2018, December 18, 2018, March 4, 2019 and May 6, 2019 (the “Strickland RSPA Agreements”). If Mr. Strickland is terminated for Cause then we have to right to repurchase all vested and unvested shares purchased under the Strickland RSPA Agreements that are held by Mr. Strickland. Other than the foregoing, the Strickland Agreement does not contain any additional provisions relating to severance or payments in connection with a change in control.

Andrew Wolstan

In December 2020, Canoo Technologies entered into a senior management employment agreement with Andrew Wolstan to serve in the position of In Charge of Legal (the “Wolstan Agreement”). The Wolstan Agreement amended and restated Mr. Wolstan’s prior letter agreement dated December 8, 2017, as further amended and restated on November 6, 2018. The Wolstan Agreement has no specific term, provides that his employment is at-will and specifies an annual base salary of $300,000. In addition, the Wolstan Agreement provided for a single lump sum cash payment contingent upon the closing of the Business Combination in the amount of $525,000, subject to Mr. Wolstan’s continued service through the Closing Date, and that was paid within 60 days of the Closing Date.

In the event that Mr. Wolstan’s employment is terminated without Cause (as defined in the Wolstan Agreement) or he terminates employment for Good Reason (as defined in the Wolstan Agreement), we have the right to repurchase any unvested restricted shares previously purchased by Mr. Wolstan pursuant to restricted stock purchase agreements dated November 6, 2018, November 15, 2018, December 18, 2018, March 4, 2019 and May 6, 2019 (the “Wolstan RSPA Agreements”). If Mr. Wolstan is terminated for Cause then we have to right to repurchase all vested and unvested shares purchased under the Wolstan RSPA Agreements that are held by Mr. Wolstan. Other than the foregoing, the Wolstan Agreement does not contain any additional provisions relating to severance or payments in connection with a change in control.

Effective April 30, 2021, Mr. Wolstan resigned from his position as General Counsel, In Charge of Legal & Government Affairs.

Renato Giger

In March 2021, in connection with his employment as our interim Senior Vice President, Interim Chief Financial Officer and our interim principal financial and accounting officer through the conclusion of the search process for a successor to Mr. Balciunas, we entered into an employment agreement with Mr. Giger pursuant to which we agreed to pay Mr. Giger a base salary of $100,000 for an initial three-month term and $33,333 per month for every subsequent month thereafter. Mr. Giger will also be entitled to a long term incentive award upon approval by the Board and will be eligible to participate in the standard benefit plans offered to similarly-situated employees.

Retirement Benefits

We provide a tax-qualified Section 401(k) plan for all employees, including our named executive officers. We do not provide a match for participants’ elective contributions to the 401(k) plan, nor do we provide to employees, including our named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Tony Aquila	1,003,828	(1)	13,852,826
	1,003,828	(2)	13,852,826
Ulrich Kranz	—		—
Paul Balciunas	6,197	(3)	85,519
	13,944	(4)	192,427
	10,535	(5)	145,383
	137,112	(6)	1,892,139
Bill Strickland	199,800	(7)	3,656,334
	449,547	(8)	8,226,710
Andrew Wolstan	199,800	(7)	3,656,334
	449,547	(8)	8,226,710

____________

(1)      33.3% of the total performance-based restricted stock units (“PSUs”) subject to the award will vest upon the first October 19th to occur on or following the date upon which the Common Stock achieves $18 per share (the “$18 Vesting Date”), subject to Mr. Aquila’s continued service through the $18 Vesting Date; (b) an additional 33.3% of the total PSUs will vest upon the first October 19th to occur on or following the date upon which the Common Stock achieves $25 per share (the “$25 Vesting Date”), subject to Mr. Aquila’s continued service through the $25 Vesting Date; and (c) the remaining 33.3% of the total PSUs will vest upon the first October 19th to occur on or following the date upon which the Common Stock achieves $30 per share (the “$30 Vesting Date”), subject to Mr. Aquila’s continued service through the $30 Vesting Date. Any PSUs that have not satisfied their performance-based vesting conditions satisfied by October 19, 2023 will be forfeited.

(2)      33.3% of the total time-based restricted stock units (“RSUs”) subject to the award will vest on October 19, 2021 and thereafter one-third of the RSUs will vest on an annual basis, subject to continuous service with us.

(3)      Consists of shares of restricted stock issued pursuant to the early exercise of options and subject to ongoing vesting requirements. 25% of the total restricted stock subject to the award vested on March 6, 2019, and thereafter one-forty-eighth of the restricted stock subject to the award vested (or will vest, as applicable) on a monthly basis, subject to continuous service with us.

(4)      Consists of shares of restricted stock issued pursuant to the early exercise of options and subject to ongoing vesting requirements. 25% of the total restricted stock subject to the award vested on April 1, 2020, and thereafter one-forty-eighth of the restricted stock subject to the award vested (or will vest, as applicable) on a monthly basis, subject to continuous service with us.

(5)      Consists of shares of restricted stock issued pursuant to the early exercise of options and subject to ongoing vesting requirements. 25% of the total restricted stock subject to the award vested on November 1, 2020, and thereafter one-forty-eighth of the restricted stock subject to the award vested (or will vest, as applicable) on a monthly basis, subject to continuous service with us.

(6)      37.5% of the total RSUs subject to the award vested on December 1, 2020, and thereafter one-sixteenth of the RSUs will vest on a quarterly basis, subject to continuous service with us.

(7)      25% of the restricted stock subject to the award were released from our repurchase option (vested) on the date we closed on $100 million in aggregate financing, which was achieved on December 18, 2018, and thereafter one-forty-eighth of the restricted stock subject to such allocation vested (or will vest, as applicable) on a monthly basis, subject to continuous service with us. Notwithstanding the foregoing, 100% of the restricted stock will vest upon the earlier of: (a) the dissolution of Canoo; or (b) a change in control, as defined under the relevant restricted share purchase agreement.

(8)      25% of the restricted stock subject to the award were released from our repurchase option (vested) on March 18, 2020, and thereafter one-forty-eighth of the restricted stock subject to such allocation vested (or will vest, as applicable) on a monthly basis, subject to continuous service with us.

Director Compensation

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Foster Chiang	2,310	—	—		2,310
Thomas Dattilo	4,348	—	—		4,348
Greg Ethridge	2,310	—	500,000	(2)	502,310
Claudia Romo Edelman	—	—	—		—
Arthur Kingsbury	—	—	—		—
Rainer Schmueckle	3,940	—	—		3,940
Josette Sheeran	3,125	—	—		3,125
Debra von Storch	—	—	—		—

____________

(1)      In March 2021, pursuant to our non-employee director compensation policy, each non-employee director received an initial grant in connection with appointment to the Board of 18,556 RSUs with an aggregate value per director of $275,000 based on the closing price for our Common Stock, as reported on Nasdaq on the grant date. We anticipate granting each of our non-employee directors additional cash or stock awards, including retainer grants, pursuant to our non-employee director compensation policy in 2021.

(2)      Consists of a $500,000 cash payment made to Mr. Ethridge in connection with the successful completion of the Business Combination.

Non-Employee Director Compensation Policy

Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending Board and committee meetings or performing other services in their capacities as directors.

In connection with the closing of the Business Combination in December 2020, Mr. Ethridge received a $500,000 cash payment.

In December 2020, and as modified in March 2021, our Board approved the following cash and equity compensation for each of our current non-employee directors:

•        an annual cash retainer equal to $85,000, paid in 4 equal quarterly installments at the end of each quarter;

•        an annual cash retainer for committee member service equal to $15,000 and an additional $15,000 paid to the chairperson of each committee, each paid in 4 equal quarterly installments at the end of each quarter;

•        an initial equity award with a value of $275,000 in the aggregate, comprised of 100% restricted stock units, vesting in full on the first anniversary of the latest day that is the 15th day of a month that occurs prior to the beginning of the non-employee director’s service on the Board, subject to the non-employee director’s continued service with us through such vesting date, except if the non-employee director remains in continued service as of, or immediately prior to, a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to such change in control; and

•        an annual equity award with a value of $200,000 in the aggregate, payable following each annual meeting of the stockholders, comprised of 100% restricted stock units, vesting in full on the earlier of (i) the latest day that is the 15th day of a month that occurs prior the first anniversary of the applicable grant date and (ii) the latest day that is the 15th day of a month that occurs prior the day before the next following the applicable grant date, subject to the non-employee director’s continued service with us through the applicable vesting date, except if the non-employee director remains in continued service as of, or immediately prior to, a change in control, the shares subject to his or her then-outstanding equity awards that were granted pursuant to this policy will become fully vested immediately prior to such change in control.

Upon joining the Board, each of our non-employee directors are also paid a cash payment of $20,000 to cover expenses for tax and legal services incurred in connection therewith.

The Board reviews director compensation periodically to ensure that director compensation remains competitive, such that we are able to recruit and retain qualified directors. We believe our compensation program is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to our long-term success.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(2)	8,884,848	(3)	$0.012	30,933,337	(4)(5)
Equity compensation plans not approved by security holders	—		—	—
Total	8,884,848		$0.012	30,933,337

____________

(1)      The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the 8,562,729 shares issuable upon vesting of outstanding restricted stock unit awards without any cash consideration payable for those shares.

(2)      Consists of the Canoo Inc. 2020 Equity Incentive Plan (the “2020 Equity Plan”) and the Canoo Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

(3)      Consists of 8,884,848 shares of Common Stock underlying outstanding stock options and restricted stock unit awards previously granted under the Legacy Canoo 2018 Share Option and Grant Plan, as assumed by the Company on December 21, 2020 in connection with the Business Combination (the “2018 Equity Plan”). No additional awards may be granted under the 2018 Equity Plan.

(4)      Consists of 26,898,554 shares of Common Stock remaining available for issuance under the 2020 Equity Plan and 4,034,783 shares of Common Stock remaining available for issuance under the 2020 ESPP.

(5)      The number of shares of Common Stock reserved for issuance under the 2020 Equity Plan automatically increases on January 1 of each year, continuing through January 1, 2030, in an amount equal to (i) 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (ii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase. The number of shares of Common Stock reserved for issuance under the 2020 ESPP automatically increases on January 1 of each year, continuing through January 1, 2030, in an amount equal to (i) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) 8,069,566 shares of Common Stock, or (iii) a lesser number of shares of Common Stock determined by the Board prior to the date of the increase.

Transactions With Related Persons and indemnification

Certain Transactions with Related Parties

The following is a summary of transactions since January 1, 2018 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2019 and 2020, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described the sections titled “Executive Compensation” and “Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.

A&R Registration Rights Agreement

In connection with the closing of the Business Combination, we entered into an Amended and Restated Registration Rights Agreement on December 21, 2020 with HCAC, Hennessy Capital Partners IV LLC (“HCAC Sponsor”) and certain of our stockholders (the “A&R Registration Rights Agreement”), pursuant to which the such stockholders of Registrable Securities (as defined therein), subject to certain conditions, will be entitled to registration rights. Pursuant to the A&R Registration Rights Agreement, we agreed that, within 15 business days after the closing of the Business Combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of such registrable securities, and we will use our reasonable best efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable after the filing thereof. Certain of such stockholders has been granted demand underwritten offering registration rights and all of such stockholders will be granted piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by us if we fail to satisfy any of our obligations under the A&R Registration Rights Agreement. The A&R Registration Rights Agreement will terminate upon the earlier of (a) ten years following the closing of the Business Combination or (b) the date as of which such stockholders cease to hold any Registrable Securities (as defined therein).

Lock-Up Agreements

In connection with the closing of the Business Combination, certain of our stockholders agreed, subject to certain exceptions, not to, without the prior written consent of our Board, (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by them immediately after the Effective Time (as defined in the Merger Agreement), or issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Effective Time, or securities convertible into or exercisable or exchangeable for Common Stock held by them immediately after the Effective Time, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) until 180 days after the Closing Date.

HCAC Related Agreements

In August 2018, HCAC issued an aggregate of 7,187,500 shares of HCAC Class B Common Stock to the HCAC Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. The number of shares of HCAC Class B Common Stock issued was determined based on the expectation that such shares of HCAC Class B Common Stock would represent 20% of the outstanding shares upon completion of the IPO. In October 2018, the HCAC Sponsor transferred 75,000 shares of HCAC Class B Common Stock to each of Messrs. Bell, Burns, Mas, McClain, O’Neil and Shea, HCAC’s independent directors, 300,000 to Mr. Petruska, HCAC’s Executive Vice President, Chief Financial Officer and Secretary, and 225,000 to Mr. Ethridge, HCAC’s President and Chief Operating Officer. In January 2019, the HCAC Sponsor forfeited 871,930 shares of HCAC Class B Common Stock and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the “Anchor Investor”) purchased 871,930 shares of HCAC Class B Common Stock for an aggregate purchase price of approximately $3,000, or approximately $0.003 per share. On February 28, 2019, HCAC effected a stock dividend of approximately 0.05 share of HCAC Class B Common Stock for each share of HCAC Class B Common Stock, resulting in the Founders and the Anchor Investor holding an aggregate of 7,503,750 shares of HCAC Class B Common Stock. Following the stock dividend, HCAC’s officers and directors retransferred an aggregate of 48,823 shares of HCAC Class B Common Stock to the HCAC Sponsor and the Anchor Investor waived its right to the stock dividend. The shares of HCAC Class B Common Stock (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Private Placement Warrants

The HCAC Sponsor and the Anchor Investor purchased, pursuant to written agreements, an aggregate of 13,581,500 Private Placement Warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of the IPO. Among the Private Placement Warrants, 11,739,394 warrants were purchased by the HCAC Sponsor and 1,842,106 warrants were purchased by the Anchor Investor. As such, the HCAC Sponsor’s and the Anchor Investor’s interests in the Business Combination were valued at an aggregate of $13,581,500 in respect of their Private Placement Warrants. The Private Placement Warrants are identical to the Public Warrants, subject to limited exceptions. The Private Placement Warrants (including the Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In connection with the Business Combination and upon the consummation of the First Merger, (i) the HCAC Sponsor exchanged all of its 11,739,394 Private Placement Warrants for 2,347,879 newly issued shares of HCAC Class B Common Stock (the “New Sponsor Shares”) and (ii) the HCAC Sponsor forfeited 2,347,879 shares of HCAC Class B Common Stock to HCAC for no consideration.

Subscription Agreements

Concurrently with the execution of the Merger Agreement and as part of the PIPE Financing, HCAC entered into a Subscription Agreement with (i) Hennessy Capital SPV II LLC, an entity controlled by Daniel J. Hennessy, the Chairman and CEO of HCAC, for the purchase of 500,000 PIPE Shares for an aggregate purchase price of $5.0 million, (ii) an entity controlled by the Anchor Investor for the purchase of 600,000 PIPE Shares for an aggregate purchase price of $6.0 million, and (iii) AFV 4, one of our 5% or greater stockholders and an entity affiliated with Tony Aquila, our Executive Chairman, for the purchase of 3,500,000 PIPE Shares for an aggregate purchase price of $35.0 million, in each case on the same terms and conditions as the form of Subscription Agreement, which is included as Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2020.

Legacy Canoo Related Agreements

Related Party Promissory Note

In November 2018, Legacy Canoo issued an unsecured promissory note for $15.0 million to Champ Key, one of our 5% or greater stockholders, and Remarkable Views, one of our 5% or greater stockholders. Interest on the unpaid balance of the promissory note accrued at a rate of the Libor Index Rate plus 8% per year, payable on the maturity date of the promissory note. In February 2019, Legacy Canoo repaid $5.0 million of the principal of the promissory note and $0.2 million of accrued interest. In November 2019, Legacy Canoo repaid the remaining principal balance of $10.0 million and the remaining $1.1 million of accrued interest.

Related Party Equity Financings

From December 2017 to May 2019, Legacy Canoo issued an aggregate of 3,395,975 Legacy Canoo ordinary shares and an aggregate of 46,868,117 Legacy Canoo preference shares to DD Global, one of our 5% or greater stockholders, for an aggregate purchase price of $158,033,960, and an aggregate of 859,740 Legacy Canoo ordinary shares and an aggregate of 11,865,346 Legacy Canoo preference shares to Remarkable Views for an aggregate purchase price of $40,008,597.

Related Party Convertible Notes

In August 2019, Legacy Canoo issued $80.0 million aggregate principal amount of secured convertible notes to Champ Key and $20.0 million aggregate principal amount of secured convertible notes to Remarkable Views (collectively, the “$100M Notes”). The $100M Notes accrued simple interest at 12% per year. Unless earlier repaid, converted or extended by the investors, outstanding principal and unpaid accrued interest on the $100M Notes was due on February 28, 2021 and subsequently modified to September 23, 2021.

In March 2020, Legacy Canoo issued $10.0 million aggregate principal amount of secured convertible notes to Champ Key and $5.0 million aggregate principal amount of secured convertible notes to Inventive Power Limited, an entity affiliated with Michael Chiang, the father of Foster Chiang, one of our directors (collectively, the “$15M Notes”). The $15M Notes accrued simple interest at 8% per year. Unless earlier repaid, converted or extended by the investors, outstanding principal and unpaid accrued interest on the $15M Notes were due on September 23, 2021.

From July 2020 to August 2020, Legacy Canoo issued $80.0 million aggregate principal amount of secured convertible notes to Remarkable Views and $35.0 million aggregate principal amount of unsecured convertible notes (collectively, the “$115M Notes”) to AFV 4. The $115M Notes accrued simple interest at 8% per year. Unless earlier repaid, converted or extended by the investors, outstanding principal and unpaid accrued interest on the $115M Notes are due on January 17, 2022, January 30, 2022, February 6, 2022 and July 14, 2021.

In August 2020, the $100M Notes, the $15M Notes and the $115M Notes were converted into 41,207,011 Legacy Canoo preference shares. No principal or interest was paid on the $100M Notes, the $15M Notes or the $115M Notes.

Related Party Lease

In February 2018, Canoo Technologies entered into a lease for an office facility in Torrance, California, with Remarkable Views, which lease was assigned to Remarkable Views Torrance, LLC, a wholly-owned subsidiary of Remarkable Views, on April 30, 2018. The lease term is 15 years, commencing on April 30, 2018. The lease had an initial monthly base rent of $116,080 and contains a 3% per annum escalation clause, which updates every twelve months. Canoo Technologies is also required to pay the property taxes on the facility. Lease expense related to this operating lease was $1.7 million and $1.7 million for the years ended December 31, 2020 and 2019. During 2020 and 2019, we made rent payments in the amount of $1.5 million and $1.4 million. The lease contains the option to extend the term of the lease for two additional 60-month periods commencing when the prior term expires.

In March 2021, Canoo Technologies entered into a lease for an office facility in Justin, Texas with 11520 HWY 114 LLC, an entity owned by Tony Aquila, our Executive Chairman. The lease term is five years, commencing on January 1, 2021. The lease has a monthly base rent of $21,875 and contains a 3% per annum escalation clause which updates on January 1st of each year. Canoo Technologies is also required to pay a portion of the property taxes and certain recurring expenses on the leased space. The lease contains the option to extend the term of the lease for one additional five-year period.

Employment and Other Compensation Arrangements, Equity Plan Awards

We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors. For more information regarding the executives’ arrangements and our equity plans, see the section titled “Executive Compensation — Agreements with our Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control.”

Other Transactions

Mr. Aquila, through an entity owned and controlled by him, owns a personal aircraft that was acquired without our resources, which aircraft he uses for business travel. We reimburse Mr. Aquila for certain costs and third-party payments associated with the use of his personal aircraft for Company-related business travel, excluding certain incidental fees and expenses. We incurred approximately $0.5 million for such reimbursements for the year ended December 31, 2020.

Related-Person Transactions Policy

The Board has adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of related-person transactions. For purposes of our policy, a related-person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any related person are, were or will be participants, in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related-person transactions under this policy.

Under the policy, a related person is any executive officer, director, nominee to become a director or a security holder known by us to beneficially own more than 5% of any class of our voting securities (a “significant stockholder”), including any of their immediate family members and affiliates, including entities controlled by such persons or such person has a 5% or greater beneficial ownership interest.

Each director and executive officer shall identify, and we shall request each significant stockholder to identify, any related-person transaction involving such director, executive officer or significant stockholder or his, her or its immediate family members and inform our audit committee pursuant to this policy before such related person may engage in the transaction.

In considering related-person transactions, our audit committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risk, cost and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction; and

•        the availability of other sources for comparable services or products.

Our Audit Committee shall approve only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

Indemnification

Our Certificate of Incorporation eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Certificate of Incorporation requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, our directors, officers and agents. We maintain a directors’ and officers’ insurance policy, pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Certificate of Incorporation prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we have entered into separate indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Canoo Inc. stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Canoo Inc. Direct your written request to Canoo Inc., Attn: Corporate Secretary, 19951 Mariner Avenue, Torrance, California 90503. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Hector Ruiz
General Counsel and Secretary

April 29, 2021

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by MailYour Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 15, 2021.INTERNET/MOBILE –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED BELOW IN PROPOSAL 1 AND “FOR” PROPOSAL 2. 1. Election of Directors(1) Debra von Storch(2) Foster Chiang(3) Greg Ethridge FOR WITHHOLD FOR ALL EXCEPT 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for anyindividual nominee, mark “For All Except” and Strike a line through that nominee’s name in the list above)CONTROL NUMBERSignature Signature, if held jointly Date , 2021Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of StockholdersThe Proxy Statement and the 2020 Annual Report to Stockholders are available at: http://www.cstproxy.com/GOEV/2021 PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSCANOO INC.ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2021The undersigned appoints Tony Aquila and Renato Giger, and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and authorizes each of them to represent and to vote all of the shares of common stock of CANOO INC. that the undersigned is entitled to vote on all matters that may properly come before the 2021 Annual Meeting of Stockholders of CANOO INC. to be held at the Dallas/Fort Worth Marriott Hotel & Golf Club at Champions Circle, 3300 Championship Parkway, Fort Worth, Texas 76177 on June 16, 2021 at 8 a.m. Central Time, or at any adjournment or postponement thereof.THIS SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE SIDE. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES NAMED IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.(Continued, and to be marked, dated and signed, on the other side)